                                                                    EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Financial Highlights" in the Prospectus constituting part of this Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A (the "Registration Statement") of the INVESCO Advisor Equity Fund (now known as AIM Advisor Large Cap Value
Fund), INVESCO Advisor Flex Fund (now known as AIM Advisor Flex Fund), INVESCO Advisor MultiFlex Fund (now known as AIM Advisor MultiFlex Fund), INVESCO Advisor Real Estate Fund (now known as AIM Advisor Real Estate Fund) and INVESCO Advisor International Value Fund (now known as AIM Advisor International Value
Fund), constituting INVESCO Advisor Funds, Inc., now known as AIM Advisor Funds, Inc. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of this Post-Effective Amendment.



/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Denver, CO
December 29, 1997